EXHIBIT 99.12

                               1-800-FLOWERS, INC.

                             STOCK OPTION AGREEMENT

            STOCK OPTION AGREEMENT (the "Agreement"), dated as of 1998, between 1-800-FLOWERS, INC., a Delaware corporation (the "Company"), having an address at 1600 Stewart Avenue, Garden City, New York 11590 and [___], having an address at [___] (the "Grantee").

            In accordance with the 1-800-Flowers, Inc. 1997 Stock Option Plan (the "Plan"), the Company hereby grants to the Grantee an incentive stock option (the "Option") to purchase all or any part of an aggregate of [___] shares of the Company's Class B common shares, $.01 par value per share (the "Shares").

            To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

            1. Confirmation of Grant. The Company hereby evidences and confirms its grant of the Option to the Grantee on the date of this Agreement.

            2. Number of Shares. This Option shall be for an aggregate of [____] Shares.

            3. Exercise Price. The exercise price shall be [$___] per share for a total of [$____].

            4. Medium and Time of Payment. The exercise price of the Option shall be paid in cash or by check payable to the order of the Company at the time of exercise. In addition, the Company shall accept full or partial payment in Shares having a fair market value on the date of exercise equal to the portion of the exercise price being so paid.

            Payment in full for Shares purchased pursuant to an exercise shall be required before the issuance of stock certificates evidencing Shares in respect of which the Option shall have been exercised.

            5. Term and Exercise of the Option. The Option shall expire ten years from the date of this Agreement and may be exercised, in whole or in increments, in accordance with the following schedule:

                  On or After            This Option Shall be Exercisable as to:
                  -----------            ---------------------------------------

(i)                2000                  25% of the Shares
(ii)               2001                  an additional 25% of the Shares
(iii)              2002                  an additional 25% of the Shares
(iv)               2003                  an additional 25% of the Shares

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            This Option may be exercised only by written notice to the Company indicating the number of Shares which are being purchased. Such notice must be signed by the Grantee and be accompanied by full payment of the exercise price.

            6. Nontransferability. The Option may be transferred only by will or the laws of descent and distribution, and the Option may be exercised during the Grantee's lifetime only by the Grantee (or by the Grantee's legal representative under the circumstances described in Section 7 hereof).

            7. Rights in the Event of the Grantee's Disability. If the Grantee's employment with the Company and any parent or subsidiary corporation (within the meaning of Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Affiliates")) is terminated on account of permanent and total disability (as defined in Code Section 22(e)(3)), the Grantee or the Grantee's legal representative (or the Grantee's estate if the Grantee dies after termination of employment) may exercise the Option, to the extent exercisable on the date of the Grantee's termination of employment, at any time within one year after termination of employment but in no event after the expiration of the term of the Option. The Grantee's "estate" means the Grantee's legal representative or any person who acquires the right to exercise the Option by reason of the Grantee's death.

            8. Rights in the Event of the Grantee's Death. If the Grantee dies while an employee of the Company or any Affiliate but while he or she still has the right to exercise this Option, his or her estate may exercise the Option, to the extent exercisable at the date of the Grantee's death, any time within one year after the Grantee's death, but in no event after the expiration of the term of the Option.

            9. Rights in the Event of Termination of Employment. If Grantee's employment with the Company and any Affiliate is terminated for any other reason (other than Retirement) the Grantee's Option, whether or not exercisable on the date of termination, shall expire as of the date of termination of employment. If Grantee's employment with the Company and any Affiliate is terminated as a result of the Grantee's Retirement (as such term is defined in the Plan), the Option shall expire within three (3) months from the date of termination due to such Retirement.

            10. Right of First Refusal.

                  (a) The Shares acquired pursuant to the exercise of this Option may be sold by the Grantee only in compliance with the provisions of this
Section 10, and subject in all cases to compliance with the provisions of
Section 12(b) hereof. Prior to any intended sale, Grantee shall first give written notice (the "Offer Notice") to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Grantee proposes to sell (the "Offered Shares"), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

                  (b) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the


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

terms and conditions set forth in the Offer Notice by delivery of written notice (the "Acceptance Notice") to the Grantee specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Grantee, the Company and/or its nominee(s) shall deliver to the Grantee a check in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 10, against delivery by the Grantee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. However, (i) should the purchase price specified in the Offered Notice be payable in property other than cash or evidences of indebtedness, the Company or its nominee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property (the "Cash Value") (which Cash Value shall be determined below) and
(ii) if there is no purchase price for the intended disposition, the Company or its nominee(s) shall have the right to purchase for cash any or all of the Offered Shares for a purchase price equal to the Fair Market Value (as defined in Section 6(a) of the Plan) of the Offered Shares as determined in the manner prescribed in Section 6(a) of the Plan. If the Grantee and the Company or its nominee(s) cannot agree on the Cash Value within ten (10) days after the Company's receipt of the Offer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Grantee and the Company or its nominee(s) or, if they cannot agree on an appraiser within ten (10) days after the Company's receipt of such notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

                  (c) If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Grantee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that any such sale or disposition must not be effected in contravention of the representations made by the Grantee in Section 12 of this Agreement. Such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 10.

                  (d) The Grantee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Grantee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 10, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 10.

                  (e) Any successor to a Grantee pursuant to Section 8 hereof, and any transferee of the Shares pursuant to this Section 10, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this
Section 10.


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

            11. Call Option.

                  (a) In the event of termination of Grantee's employment with the Company and its Affiliates for any reason, including, without limitation, death or permanent and total disability, Retirement, termination with cause, voluntary termination or involuntary termination without cause (or in the event Grantee is a transferee if there is a termination of the original Grantee's employment with the Company and its Affiliates), the Company shall have the right to purchase for cash all or any portion of the Shares held by Grantee ("Call Option"). The Company shall have the right to assign its rights in whole or in part under this Section 11.

                  (b) The Company may purchase for cash all or any portion of such Shares at a per Share price equal to the Fair Market Value (as defined in Section 6(a) of the Plan) of the Shares as of the date of termination of the Grantee's employment, which value shall be determined in the manner prescribed in Section 6(a) of the Plan.

                  (c) Any Call Option may be exercised by delivery of written notice thereof (the "Call Notice") to Grantee within sixty (60) days following the later of (i) the date of termination at Grantee's employment with the Company and its Affiliates, or (ii) the date on which the Grantee or his estate exercises any option to which the Shares relate (the "Call Option Exercise Period"). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the Shares with respect to which the Call Option is being exercised.

                  (d) The closing of any purchase of Shares pursuant to the exercise of the Call Option pursuant to this Section 11 shall take place as soon as reasonably practical and in no event later than thirty (30) days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase and sale of Shares pursuant this Section 11, Grantee shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company duly endorsed, or with stock powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, and the Company shall pay to Grantee the purchase price of the Shares being purchased by the Company. The delivery of a certificate or certificates for Shares by Grantee pursuant to this
Section 11 shall be deemed a representation and warranty by Grantee that: (i) Grantee has full right, title and interest in and to such Shares; (ii) Grantee has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated; and (iii) such Shares are free and clear of any and all liens or encumbrances.

            12. Representations and Warranties of Grantee.

                  (a) Grantee represents and warrants that this Option is being acquired by Grantee for Grantee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

                  (b) Grantee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Grantee agrees that his or her exercise of the Option may be expressly conditioned upon his or her


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

delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Grantee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Grantee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. Grantee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Grantee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

                  (c) Grantee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions of the Board of Directors of the Company or the Committee (as such term is defined in the Plan), upon any questions arising under the Plan.

                  (d) Grantee hereby acknowledges that, in addition to certain restrictive legends that the securities laws of the state in which Optionee resides may require, each certificate representing the Shares may be endorsed with the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

            13. Adjustment in the Shares. If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares shall be increased through the payment of a share dividend, the Grantee shall receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The exercise price and other terms of the Option shall be appropriately amended to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding Shares, or of any shares or other securities into which the Shares shall have been changed, or for which the Shares shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with that determination. Notice of any adjustment shall be given by the Company to the Grantee.

            14. Restrictive Legend. The stock certificates for the Shares purchased pursuant to this Agreement shall be endorsed with the following legend:


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

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF AN OPTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS (A) CERTAIN RIGHTS OF FIRST REFUSAL TO THE COMPANY (OR ITS NOMINEE(S)) UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES; AND (B) CERTAIN CALL OPTIONS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

            15. Stop-Transfer Notices.

                  Grantee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

            16. Effect of Termination or Amendment of Plan. No suspension, termination, modification, or amendment of the Plan may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Option.

            17. No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

            18. Rights as a Shareholder. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

            19. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Board of Directors may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Board of Directors, in its sole discretion, considers necessary or desirable.


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            20. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

            21. Agreement Not a Contract of Employment. This Agreement is not a contract of employment, and the terms of employment of the Grantee or the relationship of the Grantee with the Company or any Affiliate shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of employment or relationship with the Company or any Affiliate, nor shall it interfere with the right of the Company or any subsidiary thereof to discharge the Grantee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Grantee.

            22. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, four days after the date of deposit in the United States mails, to each party at its address set forth above or to such other address as may be designated in a notice given in accordance with this Section.

            23. Governing Law. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, Delaware law.

            24. Attorneys' Fees. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney fees and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

            IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

                                                   1-800-FLOWERS, INC.


                                          By:
--------------------------                    --------------------------
Witness                                               James F. McCann
                                                      President


--------------------------                          ----------------------
Witness                                               [Grantee]


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